SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 10, 2010

ATLANTIC BANCGROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	001-15061	59-3543956
(State or other jurisdiction	Commission File Number	(I.R.S. Employer
Of incorporation)		Identification No.)

1315 South Third Street
Jacksonville Beach, Florida 32250
(address of principal executive offices)
Registrant’s telephone number: (904) 247-9494

Item 8.01                      Other Events.

On May 10, 2010, Atlantic BancGroup, Inc. and Jacksonville Bancorp, Inc.  jointly announced by press release that they had entered into a definitive merger agreement.  Also in the press release, the Jacksonville Bancorp, Inc. announced the signing of a stock purchase agreement for the private placement of $30 million in common stock. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                      Exhibits.

(2)	Exhibits

Exhibit No.	Exhibit
99.1	Press release dated May 10, 2010

Date: May 10, 2010

Atlantic BancGroup, Inc.
(Registrant)

By:	/s/ Barry W. Chandler
Barry W. Chandler
Principal Executive Officer